UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2018
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Shareholders of INTL FCStone Inc. was held on February 14, 2018. The final voting results for each matter submitted to a vote of the Shareholders are as follows:

Item 1. With respect to the election of ten directors to hold office for a term expiring at the 2019 annual meeting or until their respective earlier death, resignation or removal, votes were validly cast as follows for the following persons as directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Paul G. Anderson	15,222,503	181,612	2,396,488
Scott J. Branch	15,239,555	164,560	2,396,488
John M. Fowler	15,143,691	260,424	2,396,488
Edward J. Grzybowski	15,164,636	239,479	2,396,488
Daryl K. Henze	15,159,968	244,147	2,396,488
Steven Kass	15,263,328	140,787	2,396,488
Bruce W. Krehbiel	15,108,647	295,468	2,396,488
Sean M. O'Connor	15,257,106	147,009	2,396,488
Eric Parthemore	14,317,944	1,086,171	2,396,488
John Radziwill	15,234,092	170,023	2,396,488

Item 2. KPMG LLP was ratified as the Company's independent registered public accounting firm for the 2018 fiscal year with the following vote:

FOR	16,646,108
AGAINST	1,149,436
ABSTAIN	5,059
BROKER NON-VOTES	—

Item 3. A Company proposal, required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requesting that shareholders approve a non-binding resolution to approve the compensation awarded by the Company to the Company's Named Executive Officers ("say-on-pay") as described in the Compensation Discussion & Analysis, tabular disclosures, and other narrative executive compensation disclosures in the January 4, 2018 Proxy Statement as required by the rules of the Securities and Exchange Commission, passed with the following vote:

FOR	14,595,921
AGAINST	804,516
ABSTAIN	3,678
BROKER NON-VOTES	2,396,488

Item 7.01. Regulation FD Disclosure.
During the regular meeting of the Board of Directors held February 14, 2018, following the Annual Meeting of the Shareholders of INTL FCStone Inc., John Radziwill was elected as Chairman of the Board of Directors.

Signature

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
February 20, 2018	/s/ Brian T. Sephton
(Date)	Brian T. Sephton
Chief Legal & Governance Officer